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                                                                     EXHIBIT 21



                        THE O'GARA COMPANY SUBSIDIARIES


 1. O'GARA-HESS & EISENHARDT ARMORING COMPANY, a Delaware corporation.

 2. O'GARA-HESS & EISENHARDT ARMORING COMPANY LIMITED, an Irish corporation.

 3. O'GARA-HESS & EISENHARDT, S.R.L., an Italian corporation.

 4. THE KROLL-O'GARA COMPANY DE MEXICO, SA DE CV, a Mexican corporation.

 5. O'GARA-HESS & EISENHARDT DO BRASIL LTDA, a Brazilian corporation.

 6. O'GARA SECURITY INTERNATIONAL, INC., a Delaware corporation.

 7. O'GARA LAURA AUTOMOTIVE GROUP, a Russian joint stock company.

 8. O'GARA FRANCE S.A., a French corporation.

 9. LABBE SA, a French corporation.

10. HELLIO POIDS LOURDS -- CARROSSERIE, TOLERIE, PEINTURE SA, a French corporation.

11. SARL NORMANDIE CARROSSERIE, a French corporation.

12. SOCIETE DE BLINDAGE AND DE SECIRITE, a French corporation.

13. ESSONNE CARROSSERIE VI S.A.R.L., a French corporation.

14. O'GARA SECURITY ASSOCIATES, INC., an Ohio corporation.

15. INTERNATIONAL TRAINING, INCORPORATED, a Virginia corporation.

16. THE O'GARA COMPANY FSC, INC., a Barbados corporation.

17. O'GARA PHILIPPINES, INC., a Philippine corporation.

18. ITI LIMITED PARTNERSHIP, a Texas limited partnership.

19. O'GARA SECURITY SYSTEMS, a Russian company.

20. O'GARA-HESS & EISENHARDT CIS, a Russian joint stock company.

21. O'GARA HESS & EISENHARDT ARMORING COMPANY (ENGLAND) LIMITED, a British corporation.

22. O'GARA HESS & EISENHARDT DE COLUMBIA S.A., a Colombian company.

23. THE KROLL-O'GARA COMPANY, a Philippine corporation.